UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 16, 2022

SYLVAMO CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 001-40718

Delaware	86-2596371
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 519-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 per share par value	SLVM	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	Sylvamo Corporation (the “Company”) held its first annual meeting of shareowners on May 16, 2022.

(b)
Of the 44,109,521 shares outstanding on the record date and entitled to vote at the meeting, 37,874,699 shares were present at the meeting in person or by proxy, constituting a quorum of eight-six percent (86%). The shareowners of the Company’s common stock considered and voted upon four Company proposals at the meeting. This report discloses the final voting results for the meeting.

Proposal 1 – Elect nine director nominees to our board of directors

The holders of the common stock of the Company elected each of the following nominees as directors, to serve until the Company’s 2023 annual meeting of shareowners or until his or her earlier resignation or successor has been duly elected and qualified. The directors were elected by the following count:

Directors	For	Against	Abstain	Broker Non-Votes
Jean-Michel Ribiéras	28,964,155	4,038,462	41,893	4,830,188
Stan Askren	30,565,075	1,855,856	43,579	4,830,188
Christine S. Breves	30,576,757	2,427,495	40,259	4,830,188
Jeanmarie Desmond	30,577,296	2,426,743	40,472	4,830,188
Liz Gottung	30,564,945	2,437,722	41,844	4,830,188
Joia M. Johnson	30,561,601	2,440,519	42,391	4,830,188
David Petratis	22,689,981	10,311,113	43,416	4,830,188
J. Paul Rollinson	30,567,185	2,433,668	43,657	4,830,188
James P. Zallie	30,577,163	2,423,827	43,520	4,830,188

Proposal 2 – Ratify Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2022

The holders of the Company’s common stock ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 by the following count:

For	Against	Abstain	Broker Non-Votes
37,717,676	110,557	46,466	0

Proposal 3 – Approve on a non-binding advisory basis the compensation of the Company’s named executive officers (“NEOs”)

The holders of the Company’s common stock approved the compensation of the Company’s NEOs on a non-binding advisory basis, by the following count:

For	Against	Abstain	Broker Non-Votes
31,525,402	1,398,440	120,668	4,830,188

Proposal 4 – Approve on a non-binding advisory basis the frequency – every one year, two years or three years – with which shareowners will vote in future years on a non-binding resolution to approve the compensation of the Company’s NEOs

The holders of the Company’s common stock approved a one year voting frequency on the compensation of the Company’s NEOs, on a non-binding advisory basis, by the following count:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
32,097,831	41,775	829,685	75,219	4,830,188

The Company will include a non-binding advisory shareowner vote on the compensation of its NEOs in its proxy materials annually, until the next required vote on the frequency of shareowner votes on the compensation of its NEOs.

Item 7.01. Regulation FD Disclosure.

On May 19, 2022, the Company issued a press release announcing the quarterly cash dividend and the share repurchase program described below. A copy of the press release is furnished as Exhibit 99.1 to this report, pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On May 18, 2022, the Company’s Board of Directors approved (a) a quarterly cash dividend of $0.1125 per share of the Company’s common stock, for the period of July 1, 2022 to September 30, 2022, to be paid on July 15, 2022 to its shareowners of record on June 17, 2022, and (b) a share repurchase program under which the Company may purchase up to an aggregate amount of $150 million of shares of its common stock (the “Repurchase Program”). Pursuant to the Repurchase Program, the Company may repurchase in amounts, at prices and at such times as it deems appropriate, subject to market conditions and other considerations, including all applicable legal requirements. Repurchases may include purchases on the open market or privately negotiated transactions, under Rule 10b5-1 trading plans, under accelerated share repurchase programs, in tender offers and otherwise. The Repurchase Program does not obligate the Company to acquire any particular amount of shares of its common stock and may be modified or suspended at any time at the Company’s discretion.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Sylvamo Corporation dated May 19, 2022.
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sylvamo Corporation

Date: May 19, 2022		/s/ Matthew L. Barron
	Name:	Matthew L. Barron
	Title:	Senior Vice President and General Counsel